EXHIBIT 10.1

Adelaide Agribusiness
908 US 22-28 King William St Adelaide
SA 5000
Ph: 08 8407 6181
Fax: 08 8407 6280

28 April 2016

The Secretary
Seed Genetics International Pty Ltd 5 13-15 King William Rd
UNLEY SA 5061

Business Letter of Advice for Seed Genetics International Pty Ltd ACN/ARBN/ABN 44061114814
("you")

I'm writing today to let you know of some changes that are being made to your facilities. Please review the changes as detailed at the end of this letter and then read below to understand when these changes will take effect.

Unless otherwise stated, these changes take effect once we receive a signed copy of this letter duly signed, provided we receive it within 30 days of the date of this letter.

We recommend that you keep this letter in a safe place in case you want to refer to it in the future.

If you have any questions, please feel free to call me on 08 8407 6181. I'd be happy to help.

Thank you again for choosing to work with NAB.

     /s/ Barry Willhelm

Agribusiness Manager

Changes to facilities

The information in this letter is current as at the date of this letter and some of this information may be subject to change, Words printed like This have the same meaning as they do in your current terms and conditions. This letter Is a Transaction Document for the purposes of your Agreement with NAB.

Facility	Trade Refinance Facility
Existing Facility Limit	AUD 12,000,000.00
Extension	This facility will be extended.
New expiry date 30/03/2018

If this facility is subject to financial, reporting or other covenants or undertakings, we may review your compliance with those covenants or undertakings separately. This letter is not a waiver of any rights we may have if those covenants or undertakings are not met.

Facility	NAB Business Markets - Flexible Rate Loan
Existing Facility Limit	$650,000.00
Facility Limit Change	The facility limit for this facility will change.
New facility limit: $800,000.00
It Is your responsibility to ensure that the new facility limit is not exceeded.

Changes to Covenants

Additional Lending Covenants

Minimum capital adequacy of 30.00% as measured on a daily basis and reported in relation to the 12 month period ending on 31st December annually for Seed Genetics International Pty Ltd. To be reported on by the 15th February annually via the December quarterly management reports. Capital adequacy being tangible net worth + intercompany loans from S&W divided by total tangible assets.

Signed contract for sale to be provided for Keith land purchases 4 weeks before settlement to enable documentation and funding to be scheduled.

Borrowing Base Facility agreed Inventory 'Selling Price' for stock value calculation is to be confirmed at annual review by the Bank by 31 March each year.

Stock harvested in prior calendar year is to be excluded from Borrowing Base Facility approved inventory from 31 December of the calendar year following harvest.

These additional lending covenants apply in relation to all facilities provided to you by NAB.

All other lending covenants set out in your Agreement (as amended from time to time), remain in place.

Lending Covenants to be removed

No dividends are to be paid in respect of Seed Genetics International Pty Ltd without the prior written consent of the Bank.

Market Rate 'stock' facility limit to reduce to $7,000,000 by no later than 31/10/2014.

Monthly stock reports to be provided with 15 days of months end. Maximum drawdown under Market Rate Facility to be 36% of sales price. The agreed forecast harvest price for 2013 & 2014 harvest is $6.20 per kg. This price is locked in until agreement on setting for the succeeding years harvest.

Minimum capital adequacy of 30.00% as measured on a daily basis and reported in relation to the 12 month period ending on 31st December annually for Seed Genetics International Pty Ltd. To be reported on by the 15th February annually via the December quarterly management reports.

Final FYE 2014 Accounts for Seed Genetics International Pty Ltd at to be provided by no later than 30th April 2015.

Progress payments for the construction of the industrial shed situate at 4 & 5 Stirling Road Keith SA to be made via approved invoices (that correlate to the fixed price building contract). National Australia Bank internal staff to review work completed and vet payment at each stage.

Market Rate 'stock' facility limit to reduce to $6,500,000 by no later than 31/12/2014. Market Rate 'stock ' facility limit to reduce to $6,000,000 by no later than 30/11/2014.

Drawdowns under the MRF facility are to be exclusively for the purchase of seed from growers.

Current seasonal stock facility is to be fully cleaned down by 30th September of the following year, approx 16 month clean down period. At the start of each season a separate facility is to be drawn, providing a clear distinction between the current & past seasonal facilities. Should the past seasonal facility not fully clean down by September of the following calendar year, the borrower is to provide to NAB, within 5 business days a strategy to fully clean down the facility, acceptable to NAB.

No further grower payments over or above budgeted payments are to be made without the prior written consent of the Bank.

The Borrower is to provide to the Bank a copy of the Trade Credit Insurance Policy from an insurer who is on the Bank's panel of acceptable insurers with fully policy details and buyer limits including NAB noted as 'Financier noted/first loss payee'.

All terms and conditions outlined in the SCF Support Paper dated 5/3/2015 are to be strictly adhered too. Trade paper is to be signed by SCF Director (Andre Taye).

These lending covenants no longer apply. Please note that all other lending covenants set out in your Agreement (as amended from time to time), remain in place.

Fees and charges

The following fees are payable by you immediately on your acceptance of this letter.

Unless otherwise stated, these fees are in addition to any other fees set out in the terms and conditions applicable to any of the facilities and any other fees listed in the relevant fees guide.

Estimate of NAB's credit fees and charges

Application fee	$ 750.00
This application fee is the total application fee payable under this Agreement. It includes any separate facility application fees set out in the Facility Details.
Company search fee	$ 40.00
Estimate of Government charges (payable to the relevant government department)
Personal Property Securities registration fee	$ 22.47
Other Fees and charges (payable to third parties)

Estimate of total amount of credit fees and charges to establish the facilities (as far as can be ascertained now). These fees (if any) are payable by you immediately (unless NAB otherwise tells you), if not already paid. Any additional fees and charges to establish the facilities will be advised to you and are payable on demand.

$ 812.47

Acceptance

To accept this Letter of Advice, you must sign the duplicate and return it to us before any deadline for acceptance set out at the start of this letter.

If provision is made for guarantors to sign the duplicate of this letter, then each such guarantor must also sign the duplicate.

By executing this document, you:

  accept each change set out in this letter;
  acknowledge and agree that, unless otherwise expressly stated, all security provided to NAB remains in place, and can continue to be relied on by NAB, including in relation to any facility varied by this letter; and
  confirm that you understand that any secured property will be at risk if the borrower or any guarantor defaults.

Signed by the Borrower

Signature Section for Companies

Seed Genetics International Pty Ltd

Customer Company Name (BLOCK LETTERS)

Executed by the company named above in accordance with Section 127 of the Corporations Act 2001 (Cwith)

/s/ Andrew Ross Carthew	/s/ Dennis Jury
Signature	Signature
ANDREW ROSS CARTHEW	DENNIS JURY
Full name (BLOCK LETTERS)	Full name (BLOCK LETTERS)
Secretary*	Director
Office Held	Office Held
May 6, 2016	06/05/16
Date	Date

☐   * Please tick here if you are signing as Sole Director and Sole Company Secretary

Changes to General Conditions

The General Conditions forming part of your Agreement with NAB are varied to include the following provisions. All other General Conditions set out in your Agreement (as amended from time to time) remain in place.

1. Protecting NAB's Security Position

(a)    If:

(i)    a PPS Law applies, or will at a future date apply to any of the Transaction Documents or any of the transactions contemplated by them, or NAB determines that a PPS Law applies, or will at a future date apply, to any of the Transaction Documents or any of the transactions contemplated by them; and

(ii)    in the opinion of NAB, the PPS Law adversely affects or would or may adversely affect NAB's security position or the rights or obligations of NAB under or in connection with the Transaction Documents,

NAB may from time to time give notice to you requiring you to do anything, including

(iii)    promptly providing all necessary information (including serial numbers) and taking all necessary action (including obtaining any consent or agreement or giving any notice) to enable NAB to register fully valid and effective financing statements or financing change statements (each as defined in the PPSA) with respect to any Security Interest held or intended to be held by NAB under the Transaction Documents at any time;

(iv)    amending any Transaction Document or executing any new Transaction Document; and

(v)    to continuously perfect any security interest in respect of which you are or may become the secured party in such manner and by such time as NAB may direct so as to achieve the priority over competing security interests and other claims and protection against loss, extinguishment and diminution of the security interest, that in NAB's opinion is necessary to ensure that, to the maximum possible extent, NAB's security position, and rights and obligations, are not adversely affected as contemplated by paragraph (ii) (or that any such adverse effect is overcome to the maximum extent possible). You must comply with the requirements of that notice within the time stipulated in the notice.

(b)    In this clause and in clause 3, PPS Law means:

(i) the PPSA;

(ii) any regulations made at any time under the PPSA;

(iii) any provision of the PPSA or regulations referred to in paragraph (i) or (ii);

(iv) any amendment to any of the above, made at any time; or

(v) any amendment made at any time to the Corporations Act or any other legislation as a consequence of the PPSA.

2. Fees

You must pay NAB and indemnify NAB for an amount equal to any Costs or Taxes in connection with preparing, registering and maintaining any financing statement or financing change statement (each as defined in the PPSA) in relation to a Security, or taking any action that in NAB's opinion is necessary under clause 1 above.

3. PPSA Waiver

You waive, to the extent permitted under the PPS Law, your right to receive any notices NAB is required to give under the PPS Law (including a notice of a verification statement).

4. Confidentiality

(a)    You agree and NAB agrees that neither party will disclose to an Interested Person, or any other person at the request of an Interested Person, any information of the kind described in section 275(1) of the PPSA unless allowed or required by law.

(b)    You will not authorise the disclosure of any information of the kind described in section 275(1) of the PPSA.

(c)    Each party agrees not to disclose information provided by the other party (including the existence or contents of a Transaction Document) except:

(i)    to officers, employees, legal and other advisers and auditors of you, NAB or a Receiver;

(ii)    with the consent of the other party (who must not unreasonably withhold their consent);

(iii)    if required by any stock exchange or if allowed or required by law;

(iv)    by NAB under any other provision of a Transaction Document;

(v)    by NAB to any Related Entity of NAB or you;

(vi)    by NAB to any assignee of NAB's rights under a Transaction Document or any other arrangement (including a request, bill of exchange, agreement guarantee or a Security Interest) by or with you under which obligations are or could in the future be owed to NAB;

(vii)    by NAB to any person in connection with NAB exercising rights or dealing with rights or obligations (including preparatory steps such as negotiating with any potential assignee of NAB's rights or other person who is considering contracting with NAB or a Receiver in connection with a Transaction Document;

(viii)    by NAB for the purpose of registering and maintaining any financing statement or financing change statement (each as defined in the PPSA) relating to NAB's Security; or

(ix)    by NAB to any Debtor/Guarantor or person NAB believes may become a Debtor/Guarantor,

provided that the prohibition under clause 3(a) or 3(b) is absolute and therefore none of the exceptions in this clause 3(c)(i) - (viii) apply to a disclosure under clause 3(a) or 3(b).

(d)    NAB agrees that you accept this Letter of Advice on condition that NAB compiles with its obligations of confidentiality under clauses 3(a) and 3(c) above.

5. Representations and Warranties

You represent and warrant to NAB that at the time of this Letter of Advice, and at all times thereafter, except as disclosed to and agreed to by NAB in writing, you are not a trustee of any Trust or a partner in a partnership.

6. Definitions

The following definitions apply to your Agreement with NAB:

(a)    Debtor/Guarantor means:

(i)    any person who guarantees or has provided a Security Interest to secure the payment of any part of the Balance Owing;

(ii)    If any part of the Balance Owing includes obligations you owe under a guarantee, the person whose obligations you guarantee and any other person who guarantees that other person's obligations; and

(iii)    any other person you and NAB agree is to be a "Debtor/Guarantor" for the purpose of a Transaction Document.

(b)    Interested Person has the meaning given to that term for the purposes of section 275 of the PPSA, and includes:

(i)    any person granting a Security;

(ii)    a person with another Security Interest in the same property in which NAB has a Security;

(iii)    if a person granting a Security is a body corporate, an auditor of that person;

(iv)    an execution creditor with an interest in the property in which NAB has a Security;

(v)    an authorised representative of any of the above.

(c)    PPSA means the Personal Property Securities Act 2009 (Cwith).

(d)    Security Interest:

(i)    in relation to any personal property (as defined in the PPSA), has the same meaning as in the PPSA;

(ii)    in relation to any other property, means any security for the payment of money or performance of obligations including a lien, pledge, trust or power.

7. Interpretation

In your Agreement with NAB, a reference to law means common law, principles of equity, and laws made by parliament (and laws made by parliament include regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of them). For example, a reference to a section or other provision of a law made by parliament Includes any amendment or replacement of that section or provision, Including an amendment to the number of that section or provision.

Changes to Specific Conditions

Global Trade Finance Specific Conditions

The Global Trade Finance Specific Conditions (if any) forming part of your Agreement with NAB are varied to include the following provisions. All other Specific Conditions (if any) set out in your Agreement (as amended from time to time), remain in place.

1. Pledge

NAB may request that, as security for your obligations to NAB (whether in relation to the Facility or otherwise), you authorise NAB to retain by way of pledge the document and goods relating to each Letter of Credit Drawn under a Facility. If requested by NAB, you agree to execute any document necessary to grant NAB a Security Interest in the document and goods relating to such Letter of Credit (a "Pledge Agreement").

2. Additional consequences of default

If you are in Default, in addition to any other rights and obligations under the General Conditions or Global Trade Finance Specific Conditions, NAB may sell, dispose of or otherwise deal with any documents or goods pledged under a Pledge Agreement as NAB thinks fit and apply the proceeds towards satisfaction of your obligations to NAB (whether in relation to the Facility or otherwise).